Exhibit 10.4

FORM OF

REPURCHASE AGREEMENT

This REPURCHASE AGREEMENT (this “Agreement”), dated as of May 15, 2025 (the “Effective Date”), is made and entered into by and among ALTEROLA BIOTECH INC., a Nevada corporation “Alterola”), EMC2 CAPITAL LLC, a Wyoming limited liability company (“EMC2” and, together with Alterola, “Optionees” and each, an “Optionee”) and PROTAGENIC THERAPEUTICS, INC., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Share Exchange Agreement (as defined below) or the Certificate of Designation of Preferences Rights and Limitations of Series C Non-Voting Convertible Preferred Stock (“Certificate of Designation”).

WHEREAS, the Company desires to grant to each Optionee during the period beginning on the Effective Date, the right to acquire all of the Company’s and its direct and indirect subsidiaries’ intellectual property, rights, title, regulatory submissions, assignment of contracts, data and interests, as of the time of such acquisition, in and to PHYX-001, PHYX-002, PHYX-003, PHYX-004, and PHYX-005 (the “Assets”) from the Company as set forth in the Share Exchange Agreement;

WHEREAS, The Company hereby acknowledges that (i) the Optionees have required that the Company enter into this Agreement to induce the Optionees to enter into the Share Exchange Agreement and (ii) the consideration received by the Company in exchange for issuing shares of Company capital stock pursuant to the Share Exchange Agreement is comprised of the Assets (as encumbered by the Option and the other obligations of the Company set forth in this Agreement) together with the performance, by the parties other than the Company, of the other covenants and obligations set forth in the Share Exchange Agreement; and

WHEREAS, as a condition to its willingness to enter into the Share Exchange Agreement Optionees have required that the Company has agreed to enter into this Agreement to effect the Option (as defined below) upon the occurrence of, and in accordance with, any of the events set forth in (i) – (vi) of Section 1.5(a) of the Share Exchange Agreement (the “Repurchase Right Provision”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article I
REPURCHASE OPTION

Section 1.1  Option to Repurchase Grant. The Company hereby grants to each Optionee an unconditional and irrevocable option, but not the obligation, at any time after the Effective Date pursuant to the terms of the Repurchase Right Provision, to acquire their Pro Rata Portion of Assets, on the terms and subject to the conditions set forth in the Share Exchange Agreement (the option granted by the Company to Optionees pursuant to this Agreement is referred to as the “Option”). Each Optionee shall exercise the Option by giving written notice to the Company of the exercise of the Option (the date such notice is delivered, the “Option Exercise Date”).

Section 1.2  Consideration for the Option.

(a)  Each Optionee shall net settle with the Company the aggregate cash settlement amount of all of each Optionee’s Series C Non-Voting Preferred Stock in accordance with Section 6.5.3 of the Certificate of Designation as aggregate consideration in connection with exercising the Option (such payment, the “Option Consideration”).

(b)  Except as set forth in Article VI, the Option Consideration shall be non-refundable and non-creditable. The Company acknowledges that payment of the Option Consideration represents full consideration for each Optionee’s covenants and agreements in this Agreement.

Section 1.3  Actions upon Exercise of the Option. In the event that an Optionee exercises its Option, the Company and such Optionee, as applicable, may execute and deliver such other agreements, documents, instruments and certificates as are contemplated by the Share Exchange Agreement in order to effect the Option.

Section 1.4  Enforcement of Sale.

(a)  For purposes hereof, a “Failure to Sell” shall mean, if an Optionee exercises the Option in accordance with Section 1.1 above and there is any breach by the Company of its obligations pursuant to this Agreement in connection with the Company’s obligation to sell the Assets to such Optionee; provided, that any event or condition described above shall not be deemed a Failure to Sell unless such Optionee delivers written notice of such event or condition to the Company, and such event or condition, if capable of cure, is not cured within three (3) Business Days after delivery of such written notice.

(b)  The Company hereby agrees and acknowledges that in the event of a Failure to Sell, the Company shall enforce any and all applicable terms, provisions and covenants under the Company’s organizational documents and shareholder agreements to cause the Company to effect compliance with its respective obligations hereunder and under the Share Exchange Agreement and take any and all additional actions with respect thereto.

Article II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Optionee that:

Section 2.1  Organization; Authorization; Binding Agreement. The Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted (to the extent such concepts are recognized in such jurisdiction) and the consummation of the transactions contemplated hereby are within the Company’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of the Company. The Company has full power and authority to execute, deliver and perform this Agreement and the Share Exchange Agreement. This Agreement has been duly and validly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in an Action in equity or at law).

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Section 2.2  Non-Contravention. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of the Company’s obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not (a) violate any Law applicable to the Company or the Assets, (b) except as may be required by U.S. federal securities Law, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Liens on the Assets or, if applicable, pursuant to, any contract, agreement, trust, commitment, Court Order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on the Company or any applicable Law, (c) render any Takeover Provisions (as defined in the Share Exchange Agreement) applicable to the Company in respect of the transactions contemplated by this Agreement or the Share Exchange Agreement, or (d) violate any provision of the Company’s organizational documents.

Section 2.3  Ownership of the Assets. The Company is the owner of the Assets and has good and valid title to such Assets free and clear of any Liens (other than any Liens in effect as of the date of execution of the Share Exchange Agreement). No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Assets.

Section 2.4  Reliance. The Company has had the opportunity to review this Agreement and the Share Exchange Agreement with counsel of the Company’s own choosing. The Company understands and acknowledges that Optionees are entering into this Agreement, and if the Option is exercised shall make such determination, in reliance upon the Company’s execution, delivery and performance of this Agreement.

Section 2.5  Absence of Litigation. With respect to the Company, as of the Effective Date, there is no Action pending against, or, to the knowledge of the Company, threatened against the Company or any of the Company’s properties or assets (including the Assets) that could reasonably be expected to prevent or materially delay or impair the consummation by the Company of the transactions contemplated by this Agreement or the Share Exchange Agreement or otherwise adversely impact the Company’s ability to perform its obligations hereunder and under the Share Exchange Agreement.

Section 2.6  Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

Article III
REPRESENTATIONS AND WARRANTIES OF OPTIONEES

Each Optionee represents and warrants to the Company that:

Section 3.1  Organization; Authorization. Each Optionee is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation. The consummation of the transactions contemplated hereby is within each Optionee’s corporate powers and have been duly authorized by all necessary corporate actions on the part of each Optionee. Each Optionee has full corporate power and authority to execute, deliver and perform this Agreement.

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Section 3.2  Binding Agreement. This Agreement has been duly authorized, executed and delivered by each Optionee and constitutes a legal, valid and binding obligation of each Optionee enforceable against each Optionee in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in an Action in equity or at law).

Section 3.3  Brokers and Agents. Neither of the Optionees nor any Person acting on their respective behalf has employed, paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement or the Share Exchange Agreement.

Section 3.4  Financial Wherewithal. Each Optionee has the financial wherewithal, in accordance with the terms of the Repurchase Right Provision, to pay all amounts required to be paid by each Optionee under this Agreement.

Article IV
ADDITIONAL COVENANTS OF THE COMPANY

The Company hereby covenants and agrees that until the termination of this Agreement:

Section 4.1  No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under or the Share Exchange Agreement, the Company shall not, directly or indirectly, (a) create or permit to exist any Lien on any or all of the Assets, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”) the Assets, or any right or interest therein (or consent to any of the foregoing), (c) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all of the Assets, or any right or interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Assets, except as expressly contemplated by this Agreement, (e) deposit or permit the deposit of any or all of the Assets, into a voting trust or enter into a voting agreement or arrangement with respect to any of such equity interests, including the Assets, except as expressly contemplated by this Agreement or (f) take or permit any other action that would in any way restrict, limit or interfere with the performance of the Company obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of the Company herein untrue or incorrect. Any action taken in violation of the foregoing sentence shall be null and void ab initio and the Company agrees that any such prohibited action may and should be enjoined. If any involuntary Transfer of any or all of the Assets shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold the Assets subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. The Company further agrees to unconditionally and irrevocably waive any pre-emption rights under the Company’s organizational documents with respect to the transactions contemplated by this Agreement and the Share Exchange Agreement.

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Section 4.2  Actions. The Company agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against either Optionee, the Company or any of their respective successors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Share Exchange Agreement or (b) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into this Agreement, or the Share Exchange Agreement; provided that, for the avoidance of doubt, nothing contained in the foregoing shall limit the Company’s right to enforce the terms and provisions of this Agreement or the Share Exchange Agreement against any other party hereto and thereto to the extent any such terms and provisions are expressly for the benefit of the Company, and to seek any remedies (including under Section 5.10 hereof) in connection therewith.

Section 4.3  No Public Announcements. Neither the Company nor the Optionees shall, without the prior written approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement except as required by applicable Law (including rules of a securities exchange or market applicable to either the Company or the Optionees or their respective affiliates).

Section 4.4  No Solicitation.

(a)  No Solicitation. The Company shall not, nor shall the Company authorize or permit any of the Company Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly encourage or facilitate (including by providing information), or take any other action designed to encourage or facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal relating to any of the Assets (“Acquisition Proposal”), (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding or furnish to any Person (other than Optionees or their respective Representatives or the Company’s Representatives) any information or data concerning the Company or any Subsidiary of the Company relating to, or otherwise cooperate with, any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (iii) execute or enter into any letter of intent, agreement in principle, tender agreement, support agreement or other similar agreement relating to an Acquisition Proposal or any proposal or offer that may reasonably be expected to lead to or facilitate an Acquisition Proposal, or that conflicts with or the Share Exchange Agreement. The Company shall, and shall cause its Representatives to, immediately cease all discussions and negotiations with any Person that may be ongoing with respect to any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished in connection therewith. The Company will notify the Optionees within 24 hours of receipt of any Acquisition Proposal.

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Article V
MISCELLANEOUS

Section 5.1  Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by facsimile or e-mail (with confirmation of receipt), by registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, to the following addresses:

If to the Company:	With a required copy to (which shall not constitute notice to the Company):

Protagenic Therapeutics, Inc. 149 Fifth Avenue, Suite 500 New York, NY 10010 Attention: Alexander Arrow Email Address:alex.arrow@protagenic.com	Duane Morris LLP 1540 Broadway New York, NY 10036 Attention: Dean M. Colucci Email:dmcolucci@duanemorris.com

If to the Optionees:	With a required copy to (which shall not constitute notice to the Optionees):

Alterola Biotech Inc. 47 Hamilton Square Birkenhead Merseysid ENG CH41 5AR Attention: Colin Stott Email: cs@alterolabio.com	Miramar Law Group 701 Anacapa Street, Suite C Santa Barbara, CA 93101 Attention: Catherine Evans Email: cevans@miramarlawgroup.com

EMC2 Capital LLC 701 Anacapa Street, Suite C Santa Barbara, CA 93101 Attention: Barrett Evans Email: bevans@emc2capital.com

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Section 5.2  Expiration or Termination; Effects of Expiration or Termination.

(a)  This Agreement may be terminated at any time upon the mutual written consent of all of the parties hereto.

(b)  Upon the termination of this Agreement for any reason, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to any other party; provided that (i) nothing set forth in this Section 5.2 shall relieve any party from liability for its breach of this Agreement prior to such expiration or termination to the extent a Claim has been presented in accordance with the terms of this Agreement, shall survive any expiration or termination of this Agreement.

Section 5.3  Amendments and Waivers. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 5.4  Expenses. Each party hereto will pay all of its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

Section 5.5  Binding Effect; Benefit; Assignment. This Agreement may not be assigned by the Company without the prior written consent of each Optionee. Each Optionee shall be entitled to assign this Agreement without the consent of the Company, provided, however, that no such assignment shall relieve such Optionee of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, in the case of each Optionee, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 5.5 any right, remedy or claim under or by reason of this Agreement as a third party beneficiary or otherwise.

Section 5.6  Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 5.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

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Section 5.7  Counterparts; Delivery by Facsimile or Email. This Agreement may be executed in multiple counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. For purposes of this Agreement, facsimile or .PDF signatures shall be deemed originals.

Section 5.8  Entire Agreement. This Agreement, the Share Exchange Agreement, the Exhibits and Schedules referred to herein and therein and the documents delivered pursuant hereto and thereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between the parties hereto.

Section 5.9  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

Section 5.10  Specific Performance. Each party hereto acknowledges that the parties hereto will be irreparably harmed and that there will be no adequate remedy at law for any violation by any party of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each of the parties hereto shall have the right, prior to any termination of this Agreement, to injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, any other party’s covenants and agreements contained in this Agreement, in any court having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity, and each party hereto waives any requirement for the securing or posting of any bond or security in connection with any such remedy.

Section 5.11  Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.12  Mutual Drafting. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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Section 5.13 Cooperation. The parties hereto agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other parties to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement and, if the Option are exercised, the Share Exchange Agreement.

Section 5.14 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

Section 5.15 Potential Competition Review.

(a)  If the act of exercise of any the Option requires the making of filings under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”), or under any similar pre-merger or antitrust notification provision in the European Union or any other jurisdiction, then all rights and obligations related to an Optionee’s exercising the Option or such Optionee’s decision not to proceed with the exercise of the Option will be tolled until the applicable waiting period has expired or been terminated or until approval or clearance from the reviewing authority has been received, and each party agrees to diligently make any such filings and respond to any request for information to expedite review of such transaction and minimize or avoid any delays in payments.

(b)  If the antitrust enforcement authorities in the U.S. make a second request under the HSR Act, or any antitrust enforcement authority in another jurisdiction commences an investigation related to an Optionee exercising the Option or a decision by such Optionee not to exercise the Option, then the Parties will, in good faith, cooperate with each other and take reasonable best efforts to attempt to (i) resolve all enforcement agency concerns about the transaction under investigation, and (ii) diligently oppose any enforcement agency opposition to such transaction. If the enforcement agency files a formal action to oppose the transaction, the Parties will confer in good faith to determine the appropriate strategy for resolving the enforcement agency opposition, including, and where appropriate, the renegotiation of their obligations under this Agreement with respect to the exercise of the Option, with the objective of placing each party, to the maximum extent possible, in the same economic position that each party would have occupied if such Optionee’s decision to proceed with exercise of the Option or not to proceed with exercise of the Option had been permitted.

Article VI
INDEMNIFICATION

Section 6.1  Indemnification by the Company.

(a)  The Company agrees to indemnify and hold harmless the each Optionee from and against any and all Damages incurred by each Optionee from and after the Effective Date in connection with or arising from:

(i)  any breach of any warranty or the inaccuracy of any representation of the Company contained in this Agreement; and

(ii)  any breach by the Company of any of its covenants or agreements, or any failure of the Company to perform any of its obligations, in this Agreement.

(b)  No information or knowledge obtained in any investigation conducted by or on behalf of either Optionee shall (i) affect or be deemed to modify any representations, warranties, covenants and agreements in this Agreement or (ii) be deemed to affect Optionees’ reliance on the representations, warranties, covenants and agreements in this Agreement. Any exercise of the Option and the execution of the Share Exchange Agreement will not affect the right to indemnification or any other remedy based on the representations, warranties, covenants and agreements contained in this Agreement.

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Section 6.2  Notice of Claims.

(a)  An Optionee (the “Indemnified Party”) seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the “Indemnifying Party”) a notice (a “Claim Notice”) describing in reasonable detail and in good faith the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any pending or threatened action at law or suit in equity by or against a third Person as to which indemnification will be sought (each such action or suit being a “Third Party Claim”) shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder, except and only to the extent the failure to give such notice actually and materially prejudices the Indemnifying Party with respect to such Third Party Claim.

(b)  After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article VI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnifying Party; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnifying Party shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Damages suffered by it.

Section 6.3  Third Party Claims.

(a)  If any Indemnified Party asserts a Claim involving a Third Party Claim, the Indemnifying Party shall, within thirty (30) days from delivery of the Claim Notice (the “Notice Period”), notify the Indemnified Party (i) whether or not such Indemnifying Party disputes its indemnification obligation to the Indemnified Party hereunder with respect to such Third Party Claim and (ii) if such Indemnifying Party does not dispute such indemnification obligation, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party’s interests. If, and for so long as, (A) the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party agrees to provide full indemnification with respect to such Third Party Claim (subject to the limitations in this Article VI) and desires to defend the Indemnified Party against such Third Party Claim, and (B) the Third Party Claim does not (I) involve criminal liability or any admission of wrongdoing, (II) seek equitable relief or any other non-monetary remedy against the Indemnified Party or (III) involve any Governmental Authority as a party thereto, then except as hereinafter provided, such Indemnifying Party shall have the right to defend against such Third Party Claim by appropriate proceedings with legal counsel reasonably acceptable to the Indemnified Party, which proceedings shall be promptly settled or diligently prosecuted by such party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement (1) includes a complete and unconditional release of the Indemnified Party and its Affiliates in respect of the Third Party Claim, (2) involves no admission of wrongdoing by the Indemnified Party or its Affiliates, (3) excludes any injunctive or non-monetary relief applicable to the Indemnified Party or its Affiliates and (IV) the monetary relief contemplated by such settlement is fully covered by the Indemnifying Party pursuant to this Article VI. If the Indemnified Party desires to participate in (but not control) any such defense or settlement, the Indemnified Party may do so at its sole cost and expense. For the avoidance of doubt, the assumption of the conduct and control of any Third Party Claim includes the posting of bonds or other security required by the court or adjudicative body before which such proceeding is taking place.

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(b)  If (i) the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by failure of the Indemnifying Party to give the Indemnified Party timely notice as provided above or otherwise, (ii) the terms of this Agreement do not permit the Indemnifying Party to defend the Indemnified Party against such Third Party Claim, (iii) the Indemnified Party reasonably concludes, based on advice of counsel, that there are issues that raise actual or potential conflicts of interest between the Indemnifying Party and the Indemnified Party, or (iv) the Indemnified Party, based on advice of counsel, has different or additional defenses available to it, then the Indemnified Party shall be entitled to its own counsel with respect to the participation in and/or defense of such Third Party Claim, at the sole cost and expense of the Indemnified Party.

(c)  In the event that the Indemnifying Party or the Indemnified Party (the “Defending Party”) undertakes any such defense against any such Third Party Claim (to the extent that such party is permitted to undertake such defense pursuant to the terms and conditions of this Section 6.3), the other party (the “Non-Defending Party”) shall reasonably cooperate with the Defending Party in such defense and make available to the Defending Party all witnesses, pertinent records, materials and information in the Non-Defending Party’s possession or under the Non-Defending Party’s control related thereto as is reasonably required by the Defending Party. The Defending Party shall also have the right to receive from the Non-Defending Party copies of all pleadings, notices and communications with respect to such Third Party Claim that are in the possession of the Non-Defending Party.

Section 6.4  No Punitive Damages. UNDER NO CIRCUMSTANCES SHALL ANY PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OF THEIR AFFILIATES UNDER THIS AGREEMENT FOR, AND NO PARTY OR ANY OF ITS AFFILIATES SHALL HAVE THE RIGHT TO CLAIM OR RECOVER FROM ANY OTHER PARTY, ANY PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER, WHETHER FORESEEABLE OR UNFORESEEABLE, HOWSOEVER CAUSED OR ON ANY THEORY OF LIABILITY, EXCEPT, IN ALL SUCH CASES, THAT ANY INDEMNIFIED PARTY MAY RECOVER SUCH DAMAGES, LOSSES OR EXPENSES THAT SUCH INDEMNIFIED PARTY IS REQUIRED TO PAY TO ANY THIRD PERSON IN CONNECTION WITH A THIRD PERSON CLAIM.

Section 6.5  Exclusive Remedy. Except with respect to remedies that cannot be waived as a matter of law (including fraud) and injunctive and provisional relief (including specific performance), the Company and each Optionee agree that, from and after the Effective Date, this Article VI shall be the exclusive remedy with respect to any breaches of the representations, warranties, covenants and agreements set forth in this Agreement.

[Signature Page Follows]

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The parties are executing this Agreement on the date set forth in the introductory clause.

PROTAGENIC THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

[Signature Page to Repurchase Agreement]

ALTEROLA BIOTECH INC., a Nevada corporation

By:
Name:	Colin Stott
Title:	Chief Operating Officer

[Signature Page to Repurchase Agreement]

EMC2 CAPITAL LLC, a Wyoming limited liability company

By:
Name:	Barrett Evans
Title:	Managing Member

[Signature Page to Repurchase Agreement]

EXHIBIT A

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